UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2006

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The chief executive officer and the four other most highly compensated executive officers (together, the “Named Executive Officers”) of The Hanover Insurance Group, Inc. (the “Company”) receive (i) annual cash compensation in the form of base salaries and short-term incentive compensation and (ii) long-term incentive awards, which may be in the form of stock options, performance units, restricted stock and restricted stock units. For 2005, the Company’s Named Executive Officers are expected to be Frederick H. Eppinger, Jr., President and Chief Executive Officer, Edward J. Parry, III, Executive Vice President and Chief Financial Officer, Marita Zuraitis, President of the Property and Casualty Companies, J. Kendall Huber, Senior Vice President and General Counsel, and John P. Kavanaugh, Vice President and Chief Investment Officer.

The Compensation Committee (the “Committee”) of the Company’s Board of Directors oversees the executive compensation policies and programs, recommends to the independent members of the Board the compensation level (including base and incentive compensation) and material benefits of the Chief Executive Officer, and determines the compensation level (including base and incentive compensation) and material benefits of the other executive officers of the Company. The Committee of Independent Directors of the Company’s Board ratifies and approves the Company’s goals and objectives relevant to compensation of the Chief Executive Officer and, except as may be otherwise required by law, regulation, New York Stock Exchange Listing Requirement or otherwise, ratifies and approves the compensation level (including base and incentive compensation) and material benefits of the Chief Executive Officer. Each of the members of these committees is independent of the Company and management under the standards set forth in that committee’s charter, the Company’s Corporate Governance Guidelines, and the listing standards of the New York Stock Exchange.

2005 Short-Term Incentive Compensation Awards

At a meeting held on February 14, 2006, the Committee of Independent Directors, following the recommendation of the Compensation Committee, ratified and approved a 2005 bonus award for the Company’s Chief Executive Officer. On February 14, 2006, the Compensation Committee also determined 2005 bonus awards for the Chief Executive Officer, subject to ratification and approval of the Committee of Independent Directors, and for the Company’s other executive officers. The following table lists the total amount of bonus awards for 2004 and 2005 for our president and chief executive officer and the officers we expect will be the four other most highly compensated executive officers of the Company for 2005:

Executive Officer	Title	2005	2004
Frederick H. Eppinger	President and CEO	$384,000	$1,756,000
Edward J. Parry, III	Executive VP and CFO	$280,000	$ 823,000
Marita Zuraitis	President, P&C Companies	$265,000	$ 860,000
J. Kendall Huber	Sr. VP and General Counsel	$156,000	$ 538,000
John P. Kavanaugh	VP and Chief Investment Officer	$ 37,000	$ 325,000

For each of Messrs. Eppinger and Kavanaugh, the bonus award was made exclusively under the 2005 Short-Term Incentive Compensation Program, based upon the level of achievement of the performance criteria preestablished by the Compensation Committee for each such officer. The unprecedented losses associated with Hurricanes Katrina and Rita significantly affected the Company’s financial results and, as a result, materially reduced the awards payable to each of the Named Executive Officers under the 2005 Short-Term Incentive Compensation Plan.

For Ms. Zuraitis and Messrs. Huber and Parry, the amounts shown in the table reflect supplemental bonuses approved by the Compensation Committee in the amounts of $175,000, $100,000 and $100,000, respectively. The bonus award for Ms. Zuraitis was granted in recognition of her achievements in the Company’s personal lines business during 2005 and the bonus awards for Messrs. Huber and Parry were granted in recognition of their efforts in connection with the recent sale of the Life Companies.

2006 Short-Term Incentive Compensation Program

At a meeting held on February 14, 2006, the Committee of Independent Directors, following the recommendation of the Compensation Committee, ratified and approved the 2006 Short-Term Incentive Compensation Program with regard to the Company’s Chief Executive Officer. On February 14, 2006, the Compensation Committee approved the 2006 Short-Term Incentive Compensation Program for the Chief Executive Officer, subject to the ratification and approval of the Committee of Independent Directors, and for the Company’s other executive officers. In both instances the 2006 Short-Term Incentive Compensation Program has been established pursuant to the Company’s Short-Term Incentive Compensation Plan (Exhibit A to the Company’s Proxy Statement filed with the Commission on April 5, 2004). The Compensation Committee established funding levels for the 2006 Short-Term Incentive Compensation Program, which may range from 0% to a maximum of 200% of target funding based on operating earnings from property and casualty business units (segment income) and property and casualty companies’ earnings per share, subject in each instance to the exclusion of certain items the Compensation Committee has established. Individual awards for 2006 provide for target awards ranging from 50% to 120%, of base salary. Awards will be calculated based on an executive officer’s annual salary as of the end of 2006. Threshold, target and maximum levels of performance are established on which individual award opportunities are based. The amount of each executive officer’s bonus is dependent on the achievement of the Company’s performance targets and such executive officer’s individual achievements. For 2006, awards, if any, are payable in the first fiscal quarter of 2007, after the Compensation Committee has certified in writing the degree of attainment of the objectives and approved payments to participants.

2006 Long-Term Incentive Awards

The Compensation Committee (and the Committee of Independent Directors with respect to the Chief Executive Officer) approved the 2006 Long-Term Incentive Program, pursuant to the Company’s Amended Long-Term Stock Incentive Plan (Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004). The 2006 Long-Term Incentive Program provides for awards of performance-based restricted stock units (“PBRSUs”), 50% of which vest based on the achievement of a specified two-year average return on equity (“ROE”) for the years 2006-2007 (the “ROE-based PBRSUs”), subject to excludable items determined by the Compensation Committee, and 50% of which vest based on the achievement of an established individual performance measure or measures to be achieved during 2006 (the “Individual Goal-based PBRSUs”). The PBRSUs are also subject to the following time-based vesting requirements. The ROE-based PBRSUs, assuming achievement of the ROE target, vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. The Individual-based PBRSUs, assuming achievement of the performance measure or measures, as applicable, vest 100% on the second anniversary of the grant date. Participants must be employees of the Company as of the vesting dates for the awards to vest, except as otherwise provided with regard to death, disability, retirement or pursuant to the terms of the Company’s Amended Employment Continuity Plan (Exhibit 10.69 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005). The following table sets forth the number of PBRSUs granted to each of the anticipated Named Executive Officers:

Executive Officer	Title	2006 PBRSUs
		ROE-based	Individual Goal-based
Frederick H. Eppinger	President and CEO	12,500	12,500
Edward J. Parry, III	Executive VP and CFO	10,000	10,000
Marita Zuraitis	President, P&C Companies	10,000	10,000
J. Kendall Huber	Sr. VP and General Counsel	4,000	4,000

The actual ROE-based PBRSU award may be as low as zero, and as high as 175% of the targeted award shown in the table, based on the average return on equity actually achieved for the performance period (subject to excludable items determined by the Compensation Committee). The Individual Goal-based PBRSUs may be as low as zero, if the goals are not achieved, but cannot exceed the amounts shown.

In addition to the awards described above, Mr. Eppinger was also awarded 100,000 stock options at a strike price of $46.28, which was the closing price on the New York Stock Exchange on the date of the grant (February 14, 2006). Stock options generally vest 25% after one year, an additional 25% after two years, and the remaining 50% after three years.

The Company intends to provide additional information regarding other compensation awarded to the Named Executive Officers in respect of and during the year ended December 31, 2005 in the proxy statement for its 2006 Annual Meeting of Shareholders.

Item 8.01	Other Events.

The Board of Directors of The Hanover Insurance Group, Inc. has fixed (i) May 16, 2006 as the date for the 2006 Annual Meeting of Shareholders, and (ii) March 24, 2006 as the record date for determining the shareholders of the Company entitled to notice of and to vote at such Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.

(Registrant)

Date: February 21, 2006	By:	/s/ J. Kendall Huber
J. Kendall Huber
Senior Vice President,
General Counsel